UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): June 10, 2008

                                -----------------

                      BioForce Nanosciences Holdings, Inc.
             (Exact name of registrant as specified in its charter)

           Nevada                       000-51074                 74-3078125
(State or other jurisdiction     (Commission File Number)       (IRS Employer
      of incorporation)                                      Identification No.)

                       1615 Golden Aspen Drive, Suite 101
                                Ames, Iowa 50010
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (515) 233-8333

                                -----------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Section 1 - Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On June 10, 2008 (the "Closing Date"), the Company sold convertible secured promissory notes (the "Notes"), and warrants to purchase shares of the Company's Common Stock, par value $0.001 per share (the "Common Stock") at $0.30 per share (the "Warrants"), in a private placement to accredited investors (the "Investors"), pursuant to which the Company has entered into material agreements as described in Item 3.02 below. Such descriptions are incorporated by reference into this Item 1.01.

Section 3 - Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

On the Closing Date, the Company sold 300,000 investment units (the "Units") at a price of $1.00 per Unit, resulting in $300,000 in gross proceeds to the Company, in a private placement to the Investors. The offering was conducted in reliance upon the exemption provided by Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"), and/or Rule 506 promulgated thereunder. Each Unit consisted of the following securities:

      o     $1.00 in face amount of the Notes; and

      o three five-year Warrants to purchase one share of Common Stock at an exercise price of $0.30 per share.

The terms of the Company's sale of the Notes and the Warrants described above are set forth in the Convertible Secured Promissory Note and Warrant Purchase Agreement dated June 10, 2008 between the Company and the Investors (the "Purchase Agreement").

The Notes have a twelve month term, and pay interest at a rate of 8% per annum, payable upon maturity. Each Note is convertible at any time at the holders' option into one share of Common Stock for each $0.30 of note principal, subject to adjustment. The holders also have the option of converting the Notes into any equity security, or debt security convertible into Common Stock, that is sold or issued by the Company, at the price that such securities are sold in any future offering. The Company has the option to force the holders to convert the Notes into any equity security, or debt security convertible into Common Stock that is sold or issued by the Company, at the price that such securities are sold in that future offering, if that transaction or series of transaction results in the receipt by the Company of at least $1,000,000 in proceeds from one or more investors. The holders of the Notes have been granted a security interest in all of the assets of the Company.

Each Warrant is exercisable at the holder's option upon payment to the Company of the exercise price of $0.30 per share, subject to adjustment, prior to the Warrant's termination date. The Warrants may be exercised by a cashless exercise, beginning one year after the Closing Date, if there is not an effective registration statement on file with the Securities and Exchange Commission (the "SEC") with respect to the Common Stock issuable upon exercise of the Warrants.


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

The Investors have piggyback registration rights with regard to the shares of Common Stock which are issuable upon the conversion of the Notes and the Warrants.

The Company's net proceeds from the offering were approximately $280,000 after payment of legal fees and other expenses in the aggregate amount of approximately $20,000.

The Investors represented to the Company that they are "accredited investors" within the meaning of Rule 501 of Regulation D under the Securities Exchange Act of 1934, as amended (the "Securities Act"), that the Notes and Warrants were to be acquired for their own account for investment and not with a view to or for sale in connection with any distribution, that they have the ability to bear the financial risk of their investment and that they have sufficient knowledge and experience so as to be able to evaluate the risks and merits of their investment in the Company. The Investors also represented to the Company that they understood that the Notes, the Warrants, and the underlying Common Stock must be held for an indefinite period of time because neither the Notes, nor the Warrants, nor the underlying Common Stock has been registered under the Securities Act and therefore cannot be sold, unless such Notes, Warrants or Common Stock has been registered under the Securities Act or an exemption from such registration is available.

The foregoing descriptions of the Purchase Agreement, the Notes, and the Warrants are not complete and are qualified in their entirety by reference to the full text of such agreements, forms or copies of which are filed as exhibits to this report and incorporated by reference into this Item 3.02. A copy of the Company's press release dated June 10, 2008 in connection with the closing of the offering is attached hereto as Exhibit 99.1.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.       Description
-----------       -----------
4.1               Form of Convertible Secured Promissory Note

4.2               Form of Warrant to Purchase Shares of Common Stock

10.1              Form of Convertible Secured Promissory Note and Warrant
                  Purchase Agreement

99.1              Press Release dated June 10, 2008


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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            BioForce Nanosciences Holdings, Inc.


Date:  June 16, 2008                        By: /s/ Gregory D. Brown
                                                --------------------------------
                                                Gregory D. Brown
                                                Chief Financial Officer


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                                INDEX TO EXHIBITS

Exhibit No.       Description
-----------       -----------
4.1               Form of Convertible Secured Promissory Note

4.2               Form of Warrant to Purchase Shares of Common Stock

10.1              Form of Convertible Secured Promissory Note and Warrant
                  Purchase Agreement

99.1              Press Release dated June 10, 2008


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